Exhibit 99.1

Cipher Mining Provides Second Quarter 2022 Business Update

First of Four Initial Data Centers Completed

Three Additional Data Centers on Track for Deployment this Year

Power and Machine Contract Cost Discipline Provides Flexible and Resilient Business Model

NEW YORK—August 9, 2022—Cipher Mining Inc. (NASDAQ: CIFR) ("Cipher" or the "Company"), a U.S.-based bitcoin mining company, today announced results for its second quarter ending June 30, 2022, along with an update on its operations and deployment strategy.

“We are pleased to announce another quarter of successfully meeting our significant build-out milestones. We completed our Alborz data center, mining rigs are en route to finalize the initial phases of the Bear and Chief data centers, and our 205 megawatt facility at Odessa is scheduled to deploy over the remainder of 2022,” said Tyler Page, CEO of Cipher. "Against challenging cryptocurrency market conditions, our attractive bitcoin mining unit economics uniquely position us to move ahead successfully with our plans to become the world’s most efficient U.S.-based, large-scale bitcoin miner.”

Operations Updates

●
Cipher’s initial data centers are on track and continue to reach major milestones:
o
Alborz: All mining rigs have been installed at this 40 MW wind-powered site with Cipher’s joint venture partner, producing up to 1.3 EH/s;
o
Bear and Chief: All mining rigs are en route to these two sites, which will have a total initial capacity of 20MW, expected to produce up to 0.6 EH/s; and
o
Odessa: Initial mining rigs are shipping soon to this 205 MW site, and Cipher anticipates ramping up production throughout the rest of the year.
●
Across the four initial data centers, Cipher remains on track to deploy up to 6.9 EH/s by early 2023, with a highly efficient machine fleet, averaging 32.1 J/TH, and purchased at an average price of $34.96/TH/s.
●
The weighted average power price at the company’s sites currently under contract is approximately 2.73 c/kWh.
●
The company has sufficient capital to complete the non-rig infrastructure buildout at all of its initial data centers, and no debt obligations other than its share of an equipment finance facility at its Alborz joint venture of approximately $11 million.
●
Cipher’s best-in-class team now consists of 20 senior members, with a wide range of skills and experience, drawn from industry leaders in crypto, finance, energy, operations, data science, and technology fields, who oversee approximately 180 contractors at its data center sites.
●
Cipher’s data science team is working to optimize efficiency at our sites with predictive wind models developed using machine learning.

Business Update Call and Webcast

Cipher will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the second quarter results for 2022 and management’s outlook for future financial and operational performance. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Cipher's website at https://investors.ciphermining.com. To access this conference call, dial (800) 715-9871 or (646) 307-1963 and use the conference ID 9118892.

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers in the United States. Cipher is dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the U.S. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the business update conference call that are not statements of historical fact, including statements about our beliefs and expectations regarding our performance, strategy, expansion plans, future operations, future operating results, projected costs, prospects, plans, and objectives of our management, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "forecast," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: volatility in the price of Cipher's securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher's business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 4, 2022, the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022 and in Cipher's subsequent filings with the SEC including Cipher’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 9, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Lori Barker

Blueshirt Group Investor Relations

cipher@blueshirtgroup.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com

CIPHER MINING INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except for share and per share amounts)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$37,042	$209,841
Receivables, related party	467	-
Prepaid expenses and other current assets	9,554	13,819
Cryptocurrencies	787	-
Total current assets	47,850	223,660
Deposits on equipment	196,707	114,857
Property and equipment, net	23,637	5,124
Security deposits	11,417	10,352
Investment in equity investee	56,828	-
Right-of-use asset	5,512	-
Deferred investment costs	-	174
Total assets	$341,951	$354,167
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,739	$242
Accounts payable, related party	12,038	-
Operating lease liability, current portion	975	-
Accrued expenses	5,811	257
Total current liabilities	23,563	499
Operating lease liability, net of current portion	5,023	-
Warrant liability	26	137
Total liabilities	28,612	636
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of June 30, 2022 and December 31, 2021	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 251,001,072 and 252,131,679 shares issued as of June 30, 2022 and December 31, 2021, respectively, and 247,489,582 and 249,279,420 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	251	252
Additional paid-in capital	431,966	425,438
Treasury stock, at par, 3,511,490 and 2,852,259 shares at June 30, 2022 and December 31, 2021, respectively	(4)	(3)
Accumulated deficit	(118,874)	(72,156)
Total stockholders’ equity	313,339	353,531
Total liabilities and stockholders’ equity	$341,951	$354,167

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except for share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended	Five Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Costs and expenses
General and administrative	$16,704	$546	$34,094	$659
Depreciation	8	1	15	1
Impairment of cryptocurrencies	535	-	539	-
Equity in loss of equity investment	12,079	-	12,232	-
Total costs and expenses	29,326	547	46,880	660
Operating loss	(29,326)	(547)	(46,880)	(660)
Other income (expense)
Interest income	44	-	51	-
Interest expense	-	(1)	-	(1)
Change in fair value of warrant liability	63	-	111	-
Total other income (expense)	107	(1)	162	(1)
Net loss	$(29,219)	$(548)	$(46,718)	$(661)
Basic and diluted net loss per share	$(0.12)	$-	$(0.19)	$-
Basic and diluted weighted average number of shares outstanding	247,730,410	200,000,000	248,945,581	200,000,000

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended	Five Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net loss	$(46,718)	$(661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15	-
Amortization of right-of-use assets	347	-
Change in fair value of warrant liability	(111)	-
Share-based compensation	19,578	-
Equity in loss of equity investment	12,232	-
Impairment of cryptocurrencies	539	-
Changes in assets and liabilities:
Receivables, related party	(467)	-
Prepaid expenses and other current assets	4,134	(18)
Security deposits	(1,065)	(441)
Accounts payable	104	27
Accounts payable, related party	-	44
Accrued expenses	1,209	46
Lease liability	271	-
Net cash used in operating activities	(9,932)	(1,003)
Cash flows from investing activities
Deposits on equipment	(156,811)	-
Purchases of property and equipment	(13,069)	-
Capital distribution from equity investee	10,065	-
Net cash used in investing activities	(159,815)	-
Cash flows from financing activities
Repurchase of common shares to pay employee withholding taxes	(3,052)	-
Proceeds from borrowings on related party loan	-	4,300
Payments for deferred offering costs	-	(132)
Net cash (used in) provided by financing activities	(3,052)	4,168
Net (decrease) increase in cash and cash equivalents	(172,799)	3,165
Cash and cash equivalents, beginning of the period	209,841	-
Cash and cash equivalents, end of the period	$37,042	$3,165
Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes, net	$-	$-
Supplemental disclosure of noncash investing and financing activities
Equity method investment acquired for non-cash consideration	$75,933	$-
Common stock cancelled	$10,000	$-
Deposits on equipment in accounts payable, related party	$10,612	$-
Right-of-use asset obtained in exchange for operating lease liability	$5,859	$-
Investment in equity investee in accrued expenses	$4,345	$-
Property and equipment purchases in accounts payable	$4,033	$-
Property and equipment purchases in accounts payable, related party	$1,426	$3
Cryptocurrencies received from equity method investment	$1,326	$-
Reclassification of deferred investment costs to equity method investment	$174	$-
Property and equipment purchases in related party loan	$-	$109
Deposits on equipment in accounts payable	$360	$-
Deferred offering costs included in accrued expenses	$-	$1,791
Deferred offering costs included in accounts payable	$-	$20
Deferred investment costs included in accrued expenses	$-	$187

Non-GAAP Financial Measures

The following is a reconciliation of our non-GAAP loss from operations, which excludes the impact of (i) depreciation of fixed assets and (ii) stock compensation expense, to its most directly comparable GAAP measure for the periods indicated:

	Three Months Ended		Six Months Ended	Five Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Reconciliation of non-GAAP loss from operations:
Operating loss	$(29,326)	$(547)	$(46,880)	$(660)
Depreciation	8	1	15	1
Stock compensation expense	10,064	-	19,578	-
Non-GAAP loss from operations	$(19,254)	$(546)	$(27,287)	$(659)

The following are reconciliations of our non-GAAP net loss and non-GAAP basic and diluted net loss per share, in each case excluding the impact of (i) depreciation of fixed assets (ii) change in fair value of warrant liability and (iii) stock compensation expense, to the most directly comparable GAAP measures for the periods indicated:

	Three Months Ended		Six Months Ended	Five Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Reconciliation of non-GAAP net loss:
Net loss	$(29,219)	$(548)	$(46,718)	$(661)
Non-cash adjustments to net loss:
Depreciation	8	1	15	1
Change in fair value of warrant liability	63	-	111	-
Stock compensation expense	10,064	-	19,578	-
Total non-cash adjustments to net loss	10,135	1	19,704	1
Non-GAAP net loss	$(19,084)	$(547)	$(27,014)	$(660)

Reconciliation of non-GAAP basic and diluted net loss per share:
Basic and diluted net loss per share	$(0.12)	$-	$(0.19)	$-
Depreciation of fixed assets (per share)	-	-	-	-
Change in fair value of warrant liability (per share)	-	-	-	-
Stock compensation expense (per share)	0.04	-	0.08	-
Non-GAAP basic and diluted net loss per share	$(0.08)	$-	$(0.11)	$-